Exhibit 99.1

Four Oaks Fincorp, Inc. Announces Updated Effective Date of Reverse Stock Split and Approval of Share Repurchase Program

FOUR OAKS, N.C.--(BUSINESS WIRE)--March 8, 2017--Four Oaks Fincorp, Inc. (OTCQX:FOFN) (the “Company”), the holding company for Four Oaks Bank & Trust Company, today announced that the Financial Industry Regulatory Authority (“FINRA”) has approved the processing of the previously approved and announced one for five reverse stock split of the Company’s outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split will become effective with the North Carolina Department of the Secretary of State at 5:00 pm, Eastern Time, on March 8, 2017 (the “Effective Time”). Trading of the Company’s common stock on the OTCQX is expected to continue, on a split-adjusted basis, on Thursday, March 9, 2017 under the existing ticker symbol “FOFN” with the new CUSIP number of 350891206. A “D” will be placed on the ticker symbol for 20 business days reflecting the Reverse Stock Split.

As a result of the Reverse Stock Split, every five shares of the Company’s common stock issued and outstanding at the Effective Time will be consolidated into one issued and outstanding share of common stock. The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by five will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share.

Computershare Trust Company, N.A., the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split and will send instructions to shareholders of record regarding the exchange of certificates for book-entry shares of common stock.

The Company also announced that the Board has authorized a share repurchase program under which the Company is authorized to repurchase shares of its common stock in an amount not to exceed an aggregate value of $1,000,000. The program authorizes the Company to repurchase shares of the Company’s common stock until March 1, 2018 in open market or private transactions. The Company expects to use available cash to finance these purchases and will determine the timing and amount of share repurchases based on its evaluation of market conditions and other factors.

With $719.9 million in total assets as of December 31, 2016, the Company, through its wholly-owned subsidiary, Four Oaks Bank & Trust Company, offers a broad range of financial services through its fifteen offices in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Harrells, Zebulon, Dunn, Raleigh (LPO) and Apex (LPO), North Carolina. Four Oaks Fincorp, Inc. trades through its market makers under the symbol of FOFN.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs and assumptions and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports. You are cautioned not to place undue reliance on these forward-looking statements, which are based on the Company’s expectations as of the date of this press release and speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACT:
Four Oaks Fincorp, Inc.
David H. Rupp, 919-963-2177
President and Chief Executive Officer
or
Deanna W. Hart, 919-963-2177
Executive Vice President and Chief Financial Officer